Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Annual Report (Form 10-K) of BJ’s Restaurants, Inc. of our report dated February 25, 2013, with respect to the consolidated financial statements of BJ’s Restaurants, Inc., included in the 2012 Annual Report to Shareholders of BJ’s Restaurants, Inc.

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-82008) of BJ’s Restaurants, Inc.,

2.	Registration Statement (Form S-3 No. 333-123913) of BJ’s Restaurants, Inc.,

3.	Registration Statement (Form S-8 No. 333-63362) pertaining to the BJ’s Restaurants, Inc. 1996 Stock Option Plan,

4.	Registration Statement (Form S-8 No. 333-125899) pertaining to the 2005 Equity Incentive Plan of BJ’s Restaurants, Inc.,

5.	Registration Statement (Form S-8 No. 333-172703) pertaining to the 2005 Equity Incentive Plan of BJ’s Restaurants, Inc.,

6.	Registration Statement (Form S-3 No. 333-139333) of BJ’s Restaurants, Inc.,

7.	Registration Statement (Form S-3 No. 333-164242) of BJ’s Restaurants, Inc., and,

8.	Registration Statement (Form S-3 No. 333-158392) of BJ’s Restaurants, Inc.

of our report dated February 25, 2013 , with respect to the consolidated financial statements of BJ’s Restaurants, Inc. incorporated herein by reference, our report dated February 25, 2013, with respect to the effectiveness of internal control over financial reporting of BJ’s Restaurants, Inc., included herein in this Annual Report (Form 10-K) of BJ’s Restaurants, Inc. for the year ended January 1, 2013.

/s/Ernst & Young LLP

Irvine, California

February 25, 2013